Exhibit 10.1

Execution Version

TWELFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AND WAIVER AND CONSENT AGREEMENT

THIS TWELFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIYER AND CONSENT AGREEMENT ("Amendment") is dated to be effective as of the 19th day of January, 2022 ("Effective Date"), by and between: (a) MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent ("Administrative Agent"); (b) the undersigned lenders (collectively, the "Lenders") which are parties to the Credit Agreement; (c) GPB PRIME HOLDINGS, LLC ("GPB Prime") and AUTOMILE PARENT HOLDINGS, LLC ("Parent Holdings Guarantor"), each a Delaware limited liability company (collectively, the "Guarantors"); and (d) AUTOMILE HOLDINGS, LLC ("Automile Holdings"), AUTOMILE TY HOLDINGS, LLC ("Toyota Holdings"), each a Delaware limited liability company, and their undersigned Subsidiaries signing this Amendment as a "Borrower" (together with Automile Holdings, and Toyota Holdings, collectively, the "Borrowers"). The Guarantors and the Borrowers are collectively referred to in this Amendment as the "Loan Parties." The Administrative Agent and the Lenders are collectively referred to in this Amendment as the "Credit Parties." The Borrowers, the Guarantors, and the Credit Parties are collectively referred to as the "Parties."

RECITALS

The Administrative Agent, the Lenders party thereto, and the Loan Parties have entered into an Amended and Restated Credit Agreement dated as of October 4, 2017, as amended pursuant to a First Amendment and Waiver to Amended and Restated Credit Agreement dated as of December 15, 2017 ("First Amendment"), a Second Amendment to Amended and Restated Credit Agreement dated as of May 1, 2018 ("Second Amendment"), a Third Amendment to Amended and Restated Credit Agreement dated as of June 29, 2018 ("Third Amendment"), a Fourth Amendment to Amended and Restated Credit Agreement dated as of September 21, 2018 ("Fourth Amendment"), a Fifth Amendment to Amended and Restated Credit Agreement dated as of February 5, 2019 ("Fifth Amendment"), a Sixth Amendment to Amended and Restated Credit Agreement and Replacement of Equity Offset Agreement dated as of June 14, 2019 ("Sixth Amendment"), a Seventh Amendment to Amended and Restated Credit Agreement dated as of October 18, 2019 ("Seventh Amendment"), an Eighth Amendment to Amended and Restated Credit Agreement and Amendment to Security Agreement dated as of March 19, 2020 ("Eighth Amendment"), a Ninth Amendment to Amended and Restated Credit Agreement dated as of April 30, 2020 ("Ninth Amendment"), a Tenth Amendment to Amended and Restated Credit Agreement dated as of September 4, 2020 ("Tenth Amendment"), an Eleventh Amendment to Amended and Restated Credit Agreement dated as of June 23, 2021 ("Eleventh Amendment"), and the Consent Agreement dated as of October 8, 2021 ("Consent Letter," and the aforesaid Amended and Restated Credit Agreement, as amended pursuant to the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, and Consent Letter, collectively, the "Credit Agreement").

The Credit Agreement and the various other "Credit Documents," as such term is defined in the Credit Agreement, are referred to herein, collectively, as the "Credit Documents." All terms used in this Amendment without definition shall have the respective meanings given such terms in the Credit Agreement. Terms added or amended pursuant to Section 2 of this Amendment shall have the same meanings when used elsewhere in this Amendment.

The Loan Parties have requested certain amendments and consents under the Credit Agreement in connection with the repayment and downsizing of the Credit Facilities and the transition of the interest rate applicable to the Credit Facilities from a LIBOR based rate to a SOFR based rate. The Administrative Agent and the undersigned sole Lender have agreed to enter into this Amendment to provide the requested amendments and consents, in each case on terms and subject to the conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

AGREEMENT

Section 1. Acknowledgment And Reaffirmation Of Obligations. Each of the Loan Parties acknowledges and affirms that: (a) the Credit Documents are the valid and binding obligation of each of them that is a signatory thereto; (b) the Credit Documents are enforceable in accordance with all stated terms; and (c) none of them has any defenses, claims of offset, or counterclaims against the enforcement of the Credit Documents in accordance with all stated terms. Without limitation to the foregoing, the Loan Parties hereby ratify and reaffirm their respective Guaranty Agreements upon giving effect to the amendment to the Floor Plan Facility set forth in this Amendment.

Section 2. Amendment And Modification of Credit Agreement. The Credit Agreement is hereby amended as set forth below:

Section 2.01 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add the following additional definitions:

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date.

"Benchmark' means the Daily Simple SOFR or any subsequent Benchmark Replacement that has become effective hereunder.

"Daily Simple SOFR" means for any day (a "SOFR Rate Day"), a rate per annum equal to the greater of (a) SOFR for the day (such day "i") that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator's Website, and (b) the Floor. If by 5:00 pm (ET) on the second (2nd) U.S. Government Securities Business Day immediately following any day "i", the SOFR in respect of such day "i" has not been published on the SOFR Administrator's Website (and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred), then the SOFR for such day "i" will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator's Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

"Floor" means zero percent (0.0%).

"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

"SOFR Borrowing" means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

"SOFR Loans" means Loans bearing interest at a rate determined by reference to the Daily Simple SOFR, adjusting daily, plus the Applicable Rate.

"SOFR Rate Day" has the meaning specified in the definition of Daily Simple SOFR.

"Twelfth Amendment" means the Twelfth Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement dated as of the Twelfth Amendment Effective Date by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

"Twelfth Amendment Effective Date" means January 19, 2022.

"U.S. Government Securities Business Day" means any day other than Saturday, Sunday or other day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 2.02 Amendment to Certain Definitions. The definitions set forth below are hereby amended as follows:

a.       The definition of "Applicable Rate" is hereby amended to delete clause (b) thereof and replace such clause with the following:

(b) With respect to the Floor Plan Facility and the fees described below, the Applicable Rate means the following percentages per annum:

Applicable Rate For SOFR Borrowings	Applicable Rate For Base Rate Borrowings	Applicable Rate For Floor Plan Commitment Fees
1.87%	0.00%	0.15%

b.       The definition of "Auction Vehicles Allocation" is hereby amended to replace the Dollar amount of "up to $22,000,000" set forth therein with "up to $750,000".

c.       The definition of "Base Rate" is hereby amended and restated in its entirety as set forth below:

"Base Rate" means the highest of (a) the variable per annum rate of interest so designated from time to time by the Administrative Agent as its prime rate (which rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer), (b) the Federal Funds Effective Rate plus one-half of one percent(½%), or (c) Daily Simple SOFR in effect on such day (taking into account any SOFR floor set forth in the definition of "Daily Simple SOFR") plus one percent (1%).

d.       The definitions of "Benchmark Replacement," "Benchmark Replacement Adjustment," "Benchmark Replacement Conforming Changes," "Benchmark Replacement Date," "Benchmark Transition Event," "Benchmark Transition Start Date," "Benchmark Transition Unavailability Period," and "Business Day" are hereby amended and restated, each in their entirety, as set forth below:

"Benchmark Replacement" means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent in consultation with the Borrower Representative giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes hereof.

"Benchmark Replacement Adjustment" means with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in consultation with the Borrower Representative, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

"Benchmark Replacement Conforming Changes" means with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate," the definition of "Business Day," the definition of "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), the definition of "U.S. Government Securities Business Day," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

"Benchmark Replacement Date" means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)       in the case of clause (a) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(b)       in the case of clause (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the announced or stated date as of which all applicable tenors of such Benchmark will no longer be representative.

"Benchmark Transition Event" means, with respect to any then current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased, or will cease on a specified date, to provide such Benchmark (or all tenors of such Benchmark applicable to the loan evidenced hereby), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any applicable tenors of such Benchmark or (b) all applicable tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and indicating that representativeness will not be restored.

"Benchmark Transition Start Date" means in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 180th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 180 days after such statement or publication, the date of such statement or publication).

"Benchmark Unavailability Period'' means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Documents in accordance with Section 2.05.4 (Effect of Benchmark Transition Event) and (y) ending at the time that a Benchmark Replacement has replaced the then current Benchmark for all purposes hereunder and under any Credit Documents in accordance with Section 2.05.4 (Effect of Benchmark Transition Event).

"Business Day" means any day other than a Saturday, Sunday or day which shall be in the State of New York a legal holiday or day on which banking institutions are required or authorized to close.

e.       The definition of "Floor Plan Borrowers" is hereby amended and restated in its entirety as set forth below:

"Floor Plan Borrowers" means Automile Holdings, LLC and AMR Auto Holdings- SM, LLC (dba Manchester Subaru), jointly and severally, and any other Subsidiary that becomes a Floor Plan Borrower by agreement between the Administrative Agent, the Lender, and the Borrower Representative.

f.       The definition of "Floor Plan Dollar Cap" is hereby amended and restated as set forth below:

"Floor Plan Dollar Cap" means Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000).

g.       The definition of "Interest Payment Date" is amended and restated in its entirety as set forth below:

"Interest Payment Date" means the last Business Day of each calendar month and the Maturity Date.

h.       The definition of "New Vehicles Allocation" is hereby amended to replace the Dollar amount of ''up to $298,000,000" set forth therein with "up to $6,250,000".

i.       The definition of "Service Loaner Vehicles Allocation" is hereby amended to replace the Dollar amount of “up to Eighteen Million Dollars ($18,000,000)" set forth therein with ''up to $750,000".

j.       The definition of "SOFR" is amended and restated in its entirety as set forth below and the definition of "Term SOFR" is hereby deleted:

"SOFR" means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day.

k.       The definition of "Type" is hereby amended to replace the reference to "LIBOR Rate Loan" with a reference to "SOFR Loans".

1.       The definition of "Used Vehicles Allocation" is hereby amended to replace the Dollar amount of ''up to $22,000,000" set forth therein with "up to $1,000,000".

Section 2.03 Amendment to Section 2.01.4 (Borrowings, Conversions and Continuations o {Floor Plan Committed Loans). No further LIBOR based borrowings will be made pursuant to Section 2.01.4 of the Credit Agreement. SOFR Loans made under Section 2.01.4 (which excludes any Drafts or advances made under a Floor Plan Automated System) shall be made with such advance notice and pursuant to such borrowing request documentation as the Administrative Agent may reasonably require.

Section 2.04 Amendment to Section 2.0l.9(a) (Vehicle Curtailments): Section 2.0l.9(a) with respect to curtailments payable on account of New Vehicles, the reference to "ten percent (10%)" is hereby replaced with a reference to "five percent (5%)".

Section 2.05 Amendment to Section 2.05 (Interest Terms Applicable to the Loans). Clause (c) of Section 2.05 is hereby replaced with the following:

(c) each SOFR Borrowing of a Floor Plan Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Daily Simple SOFR plus the Applicable Rate;

Section 2.06 Amendment to Section 2.05.4 (Benchmark Transition). Section 2.5.4 of the Credit Agreement is, as set forth below, is amended and restated in its entirety as set forth below:

2.5.4.	Effect of Benchmark Transition Event.

(a)       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower Representative may amend this Agreement to replace the then current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted (or otherwise made available) such proposed amendment to all Lenders and the Borrower Representative so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.05.4 will occur prior to the applicable Benchmark Transition Start Date.

(b)       Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. Administrative Agent shall not be liable to any party hereto for any Benchmark Replacement Conforming Changes it makes in good faith.

(c)       Notices; Standards for Decisions and Determinations. The Administrative Agent will endeavor to promptly notify the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection, will be conclusive and binding on all parties hereto absent manifest error, and may be made in its or their sole discretion and without consent from any other party to this Agreement or other Credit Document (except, in each case, as expressly required pursuant to this Section) and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(d)       Benchmark Unavailability Period. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or nonrepresentative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Section 2.07 Amendment to Section 2.01.12 {Voluntary Reduction or Termination of Commitments; Voluntary Prepayment). Section 2.01.12 of the Credit Agreement is hereby amended to add the additional subsection (c) as follows:

(c) Notwithstanding the foregoing clauses (a) and (b), in connection with each voluntary prepayment of SOFR Loans, the Borrower Representative shall provide the Administrative Agent with notice of its intention to prepay no later than 11:00 a.m. five U.S. Government Securities Business Days, or such shorter period as the Administrative Agent may agree, prior to the date of prepayment in the case of SOFR Loans.

Section 2.08 Additional SOFR/Benchmark Transition Amendments to Credit

Agreement:

a.       LIBOR Transition to SOFR. From and after the Effective Date, no LIBOR Borrowings will be permitted under the Credit Agreement. Subject to the limitations set forth herein and in the Credit Agreement, each Floor Plan Committed Loan shall be in the form of a SOFR Loan.

b.       Invoicing SOFR Loans. Daily Simple SOFR billing (which will be based on the Daily Simple SOFR rate plus the Applicable Rate) may be done on an estimated basis with a true-up. Payment invoices may reflect estimated interest accruals for a portion of each billing period (in an endeavor to facilitate timely distribution of invoices in advance of each payment date) followed by appropriate interest accrual adjustments reflected in the invoice for succeeding billing periods.

c.       Inability to Determine Rates. Subject to Section 2.05.4 (Effect of Benchmark Transition Event) of the Credit Agreement, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that "Daily Simple SOFR" cannot be determined pursuant to the definition thereof, the Administrative Agent will promptly so notify the Borrower Representative and each Lender. Upon notice thereof by the Administrative Agent to the Borrower Representative, any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended (to the extent of the affected SOFR Loans) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans, to the extent of the affected SOFR Loans or, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that "Daily Simple SOFR" cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of "Base Rate" until the Administrative Agent revokes such determination.

d.       Illegality; Laws Affecting SOFR Usage. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to Daily Simple SOFR, or to determine or charge interest rates based upon SOFR, then, upon notice thereof by such Lender to the Borrower Representative (through the Administrative Agent), (a) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (b) the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of the Base Rate), either on the applicable Interest Payment Date, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the clause (c) thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Simple SOFR.

e.       SOFR and Benchmark Replacement. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark, in each case pursuant to the terms hereof, and shall have no liability to any Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

f.       Conversion Upon Default. Unless the Administrative Agent shall otherwise consent in writing, if (i) Borrowers fail to pay when due, in whole or in part, any of the Obligations (whether by demand or otherwise), or (ii) there exists an Event of Default, the Administrative Agent, in its sole discretion, may convert any or all SOFR Loans to Base Rate Loans. Nothing herein shall be construed to be a waiver by the Administrative Agent or any of the Lenders to have any Loan accrue interest at the Default Rate of interest.

Section 3. Certain Consent.

Section 3.01 Restricted Payment to Certain Portfolio Companies. The Borrowers have requested the Lender's consent to a Restricted Payment in the amount of$570,000,000 from the proceeds of the sale to Group 1 to be distributed to GPB AP and GPB H2 ("Specified 12/2021 Distribution"). The Lender has agreed to permit the Specified 12/2021 Distribution, provided that no Default or Event of Default has occurred or would occur upon giving effect to such distribution and that evidence satisfactory to the Lender of compliance with the Financial Covenants upon giving effect to such distribution shall have been provided to the Administrative Agent and the Lender.

Section 4. Representations And Warranties. As an inducement to the Credit Parties to enter into this Amendment and to agree to the amendments and modifications set forth herein, each of the Loan Parties make the following representations and warranties to the Credit Parties, as of the Effective Date and upon giving effect to this Amendment:

Section 4.01 Authority And Good Standing. Each of them has the power to enter into this Amendment and to perform all of its obligations hereunder. Each of the Loan Parties: (a) has duly authorized the entry into and performance of this Amendment; (b) is in good standing in the jurisdiction of its organization; and (c) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

Section 4.02 Accuracy Of Information. All information and data submitted by or on behalf of the Loan Parties in connection with this Amendment and the transactions contemplated herein are true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 4.03 Pending Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any of the Loan Parties threatened, against any Loan Party or any assets of any Loan Party, the adverse determination of which would be reasonably expected to have a Material Adverse Effect except as set forth in Schedule 6.03 attached hereto. No judgments have been entered against any of the Loan Parties which would result in an Event of Default under Section 7.01.5 of the Credit Agreement.

Section 4.04 Events of Default. No Defaults or Events of Default exist.

Section 5. Conditions Precedent. The effectiveness of this Amendment and the agreements of the Administrative Agent and the Lenders hereunder are subject to the following conditions precedent:

(a)       Closing Submissions. The Administrative Agent's receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals), unless otherwise specified, each properly executed by a Responsible Officer of the applicable signing Loan Party, each dated either the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i)       this Amendment executed by Administrative Agent, the Lenders, and each of the Loan Parties;

(ii)       a Floor Plan Note amending and restating the existing Floor Plan Notes (as further set forth therein) executed and delivered by Automile Holdings, LLC and AMR Auto Holdings - SM, LLC and a Pledge and Assignment of Deposit Account in form and substance satisfactory to the Administrative Agent executed and delivered by Automile Holdings, LLC and AMR Auto Holdings - SM, LLC to effectuate the Cash Collateral requirement set forth in Section 6(d) below;

(iii)       such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Credit Documents to which such Loan Party is a party; and

(iv)       certificates of good standing evidencing for each Loan Party from its jurisdiction of incorporation or formation and for each jurisdiction in which the conduct of its business requires qualification to do business (as determined by the Loan Parties in accordance with the Credit Agreement).

(b)       Credit Party Expenses. The Borrower Representative shall have paid, or caused to be paid, all Credit Party Expenses (including, in the case of attorneys' fees, directly to counsel to the Administrative Agent, if requested by the Administrative Agent).

Section 6. Additional Terms, Conditions, and Covenants.

(a)       Monitor. The transaction contemplated hereby shall have been approved by the Monitor.

(b)       [Intentionally Omitted].

(c)       Use of Proceeds. The Floor Plan Facility, as amended hereby, shall be used to finance new Subaru vehicles and used, auction, and service loaner vehicles.

(d)       Cash Collateral Requirement. The Obligations shall be secured by additional Collateral in the form of a pledge of Cash Collateral in the amount of$8,750,000 held in a deposit account at M&T Bank and subject to the sole control of the Administrative Agent on behalf of the Lenders.

Section 7. Amendment and Restatement of Floor Plan Notes. The existing Floor Plan Notes are amended and restated as the Floor Plan Note executed as of even date herewith in the stated principal amount of Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000).

Section 8. Further Assurances. Each of the Loan Parties agrees to execute and deliver to the Administrative Agent such documents as may, from time to time, be reasonably requested by the Administrative Agent in order to amend and modify the Credit Agreement and the other Credit Documents as contemplated by this Amendment.

Section 9. No Novation; No Refinance; No Impairment of Security Interest. It is the intent of each of the Parties hereto that nothing contained in this Amendment shall be deemed to effect or accomplish or otherwise constitute a novation of any of the Loans or the Credit Documents or of any of the obligations owed by any of the Loan Parties to the Credit Parties or to be a refinance of any of the Obligations. This Amendment shall not release, limit or impair in any way the effectiveness and priority of the security interests, mortgages, pledges, assignments, and other Liens in the Collateral granted, described, and provided in the Credit Agreement and the other Credit Documents for the benefit of the Secured Parties as security for the Obligations, all of which security interests, mortgages, pledges, assignments, and other Liens shall continue unimpaired in full force and effect and are hereby ratified and confirmed.

Section 10. Limited Amendment, Consent, and Waiver. Except to the extent amended pursuant to Section 2 of this Amendment, all of the terms, covenants, conditions, and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Loan Parties which is a party thereto. Except for the consent granted pursuant to Section 3 of this Amendment, nothing herein shall constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents, and each of the Loan Parties hereby ratifies and confirms all of the Credit Documents to which it is a party, after giving effect to all amendments set forth in Section 2 hereof and the consents and waiver set forth in Sections 3 hereof. This Amendment shall not extend the terms of the Credit Documents or the Maturity Date of any of the Loans or other Obligations. No failure or delay by any of the Credit Parties in the exercise or enforcement of any of their rights under the Credit Agreement or any other Credit Document shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. Any such consent or waiver must be specific and in writing to be binding upon the Credit Parties and no such consent or waiver shall constitute, unless specifically so expressed in writing by the Administrative Agent, a future consent to, or waiver of, performance or exact performance by the Loan Parties. No consent, amendment, waiver, or other agreement hereunder shall constitute a course of dealing. On and after the Effective Date, this Amendment shall for all purposes constitute a Credit Document.

Section 11. Enforceability. This Amendment shall inure to the benefit of and be enforceable against each of the Parties and their respective successors and assigns.

Section 12. Reimbursement of Administrative Agent's Expenses. The Borrower Representative agrees to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, for all Credit Party Expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment, and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein.

Section 13. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Amendment shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the State of New York ("Governing State"). Each of the Parties irrevocably consents to the non-exclusive jurisdiction of the courts of the Governing State sitting in New York County and the United States District Court for the Southern District of New York, and any appellate court from any thereof. Each of the Parties agrees that venue shall be proper in any State court of the Governing State sitting in New York County or in any United States District Court for the Southern District of New York and waives any right to object to the maintenance of a suit in any of such state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

Section 14. RELEASE. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AMENDMENT, EACH OF THE LOAN PARTIES FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS' FEES AND COSTS), ARISING OUT OF A COMMISSION OR OMISSION OF THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS EXISTING OR OCCURRING ON OR PRIOR TO THE EFFECTIVE DATE, WHICH ANY OF THE LOAN PARTIES, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY SUCH CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE CREDIT DOCUMENTS, THIS AMENDMENT OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL SUCH CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

Section 15. Counterparts And Delivery. This Amendment may be executed and delivered in counterparts, (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment electronically or via facsimile shall be just as effective as the delivery of a manually executed counterpart of this Amendment. Further, each person executing this letter agrees that the electronic signatures, whether pdf, scanned, digital, encrypted, captured or otherwise attached or imposed hereto, are intended to authenticate this Amendment and to have the same force and effect of manual signatures. By signing below, each person, in their individual capacity, executing this letter represents and warrants to and covenants to the Credit Parties that said signer is executing this Amendment on behalf of a Borrower or Guarantor and is duly authorized and empowered to do so and to bind such Borrower and/or Guarantor to the terms hereof.

Section 16. Waiver of Jury Trial. All Parties to this Amendment waive the right to a trial by jury in any action brought to enforce or construe this Amendment or which otherwise arises out of or relates to this Amendment or the transactions contemplated herein.

[Signatures Begin On The Following Page]

Signature Page to Twelfth Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement:

IN WITNESS WHEREOF, the Parties have executed this Amendment with the specific intention of creating a document under seal to be effective as of the date first above written.

GPBPRIME: GPB PRIME HOLDINGS, LLC, a Delaware Limited Liability Company PARENT HOLDINGS GUARANTOR: AUTOMILE PARENT HOLDINGS, LLC, a Delaware limited liability company

Signature Page to Twelfth Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

BORROWERS:

AMR AUTO HOLDINGS - PA, LLC,

AMR AUTO HOLDINGS - VH, LLC,

SACO AUTO HOLDINGS - VW, LLC,

HANOVER AUTOMOTIVE HOLDINGS, LLC,

AMR AUTO HOLDINGS - SM, LLC,

AMR AUTO HOLDINGS - VWN, LLC,

Each a Delaware limited liability company

AUTOMILE HOLDINGS, LLC,

A Delaware limited liability company

By: Todd R. Skelton,

        Chief Executive Officer

AUTOMILE TY HOLDINGS, LLC,

AMR AUTO HOLDINGS - LN, LLC,

LUPOLLC,

AMR AUTO HOLDINGS - BG, LLC,

AMR AUTO HOLDINGS - NC, LLC,

AMR AUTO HOLDINGS - MW, LLC,

AMR AUTO HOLDINGS - AC, LLC,

AMR AUTO HOLDINGS - HN, LLC,

AMR AUTO HOLDINGS - MH, LLC,

AMR AUTO HOLDINGS -FA, LLC,

AMR AUTO HOLDINGS - MM, LLC,

SACO AUTO HOLDINGS - FLMM, LLC,

SACO AUTO HOLDINGS - HN, LLC,

SAWDRAN, LLC,

AMR AUTO HOLDINGS - PO, LLC,

AMR AUTO HOLDINGS - LC, LLC,

AMR AUTO HOLDINGS - JS, LLC,

AMR AUTO HOLDINGS - MINR, LLC,

AMR AUTO HOLDINGS - LH, LLC,

AMR AUTO HOLDINGS - MN, LLC,

AMR AUTO HOLDINGS - BN, LLC,

AMR AUTO HOLDINGS - BR, LLC,

AMR AUTO HOLDINGS - HNR, LLC,

Each a Delaware limited liability company

By: __________________________

Todd R. Skelton,

Chief Executive Officer

BORROWER REPRESENTATIVE:

AUTOMILE HOLDINGS, LLC,

A Delaware limited liability company

By: __________________________

Todd R. Skelton,

Chief Executive Officer

Signature Page to Twelfth Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

BORROWERS:

AMR AUTO HOLDINGS - PA, LLC,

AMR AUTO HOLDINGS - VH, LLC,

SACO AUTO HOLDINGS - VW, LLC,

HANOVER AUTOMOTIVE HOLDINGS, LLC,

AMR AUTO HOLDINGS - SM, LLC,

AMR AUTO HOLDINGS - VWN, LLC,

Each a Delaware limited liability company

By: _________________________________

Kevin P. Westfall,

Interim CEO

AUTOMILE TY HOLDINGS, LLC,

AMR AUTO HOLDINGS - LN, LLC, LUPOLLC,

AMR AUTO HOLDINGS - BG, LLC,

AMR AUTO HOLDINGS - NC, LLC,

AMR AUTO HOLDINGS - MW, LLC,

AMR AUTO HOLDINGS -AC, LLC,

AMR AUTO HOLDINGS - HN, LLC,

AMR AUTO HOLDINGS - MH, LLC,

AMR AUTO HOLDINGS - FA, LLC,

AMR AUTO HOLDINGS - MM, LLC,

SACO AUTO HOLDINGS - FLMM, LLC,

SACO AUTO HOLDINGS - HN, LLC,

SAWDRAN, LLC,

AMR AUTO HOLDINGS - PO, LLC,

AMR AUTO HOLDINGS - LC, LLC,

AMR AUTO HOLDINGS - JS, LLC,

AMR AUTO HOLDINGS - MINR, LLC,

AMR AUTO HOLDINGS - LH, LLC,

AMR AUTO HOLDINGS - MN, LLC,

AMR AUTO HOLDINGS - BN, LLC,

AMR AUTO HOLDINGS - BR, LLC,

AMR AUTO HO IN HNR, LLC,

Each a Delaware limited liability company

BORROWER REPRESENTATIVE:

Signature Page to Twelfth Amendment to Amended and Restated Credit Agreement and Waiver and Consent Agreement - Continued:

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST

COMPANY, A New York Banking Corporation, In Its Capacity as Administrative Agent

LENDER:

MANUFACTURERS AND TRADERS TRUST

COMPANY, A New York Banking Corporation, As a Lender

Schedule 6.03 Pending Proceedings

None.